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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of SM Energy Company of information contained in our audit report as of December 31, 2016, setting forth estimates of revenues from SM Energy Company's oil, gas and NGL reserves. We further consent to the reference to our firm under the heading "Experts" and elsewhere in the Prospectus, which is part of this Registration Statement.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
March 20, 2017

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS